Exhibit 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption
"Experts" and to the use of our report dated January 16, 1996, in the Registration Statement (Form S-3) and related Prospectus of
Mark Twain Bancshares, Inc. for the registration of 67,167 shares of its common stock.


                           ERNST & YOUNG LLP
                           Ernst & Young LLP

January 14, 1997
St. Louis, Missouri